Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Director of Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
kelliepruitt@htareit.com	robertmilligan@htareit.com

Healthcare Trust of America, Inc. Lists its Class A Common Stock on the NYSE

SCOTTSDALE, ARIZONA, June 6, 2012 – Healthcare Trust of America, Inc. (“HTA”) announced today that it has listed its shares of Class A common stock on the New York Stock Exchange (“NYSE”). Trading commenced on June 6, 2012 under the ticker symbol “HTA.”

“We believe this listing on the NYSE allows us to continue to unlock stockholder value, become a publicly traded company, and highlight our $2.5 billion in assets focused on medical office buildings,” said Scott D. Peters, Chairman and CEO of HTA.

This unique execution of a listing on the NYSE is an important next step for HTA and allows us to continue our business plan of seeking to increase stockholder value. HTA has been focused on building an enterprise since it first transitioned to self-management in 2009. Since that time, HTA has: assembled a 91% occupied portfolio of high-quality medical office buildings that serve the growing healthcare industry; achieved an investment grade rating; and created an organization and national footprint that will enable HTA to continue its growth into the future. We believe our 12.4 million square foot portfolio of 96% on-campus and aligned medical office buildings with greater than 50% credit-rated tenants positions us well to seek to achieve continued, stable earnings growth.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a fully integrated, self-administered, self-managed real estate investment trust. Since its formation in 2006, HTA has built a portfolio of properties that totals approximately $2.5 billion based on purchase price and is comprised of approximately 12.4 million square feet of gross leasable area. As of March 31, 2012, HTA’s portfolio consisted of 245 medical office buildings and 19 other facilities that serve the healthcare industry, as well as two portfolios of mortgage loans receivable secured by medical office buildings, located in 26 states.

For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;

•	retention of HTA’s senior management team;

•	financial stability and solvency of HTA’s tenants;

•	supply and demand for operating properties in the market areas in which HTA operates;

•	HTA’s ability to acquire real property assets, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in HTA’s credit facilities;

•	changes in HTA’s credit ratings;

•	HTA’s ability to remain qualified as a REIT; and

•	the risk factors set forth in HTA’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011 and its quarterly report in Form 10-Q for the quarter ended March 31, 2012.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.

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